EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Grand Canyon Education, Inc. 2008 Equity Incentive Plan of our reports dated February 18, 2010, with respect to the financial statements of Grand Canyon Education, Inc., and the effectiveness of internal control over financial reporting of Grand Canyon Education, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Phoenix, Arizona
February 18, 2010